FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEB 18 1999
C3325-98
/S/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
                           ARTICLES OF INCORPORATION
                                       OF

                             MANDALAY CAPITAL CORP.

                                     *****




         The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

         ARTICLE ONE. [NAME] . The name of the corporation is:

                             MANDALAY CAPITAL CORP.

         ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

         ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage n any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                  I. [OMNIBUS] To Have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                  II. [CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                  III. [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes arid powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                  ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TWO HUNDRED MILLION (200,000,000) Common Capital Shares, PAR VALUE ONE MILL ($0.001) per share for a total capitalization of TWO HUNDRED THOUSAND DOLLARS $200,000).

                  The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

                  The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

                  ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The names and addresses of the first Board of Directors are:

               NAME                         ADDRESS
               ----                         -------
               Edward Skoda                 Suite 101, 1763 Nelson Street
                                            Vancouver, B.C. V6G 1M6
                                            Canada

               Del Thachuk                  1840 - 140 A Street
                                            Surrey, B.C. V4A 6S2
                                            Canada

               Michael Wolf                 Suite 2101, 1238 Melville Street
                                            Vancouver, B.C. V3R 3L1
                                            Canada

                  ARTICLE SIX. [ASSESSMENT OF STOCK] The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                  ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

                  NAME                          ADDRESS
                  ----                          -------

                 Amanda Cardinalli            50 West Liberty Street, Suite 880
                                              Reno, Nevada 89501

                  ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

                  ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

                  ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

                  ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is own by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                  ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

                  IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 17th of February, 1998.


                                             /s/ Amanda Cardinalli
                                             -----------------------------
                                             AMANDA CARDINALLI


             STATE OF NEVADA      }
                                  : ss.
            COUNTY OF WASHOE      }

                  On the 17th day of February, 1998, before me, the undersigned, a Notary Public in and or the State of Nevada, personally appeared AMANDA CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        /s/ Margaret A. Oliver
                                        ---------------------------------
                                        NOTARY PUBLIC
                                        Residing in Reno, Nevada

My Commission Expires:
October 10, 1998

                                             MARGARET A. OLIVER
                                             Notary Public stamp

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
FEB 11 1999
No. C3325-98
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                             MANDALAY CAPITAL CORP.

         The undersigned, Jeffrey A. Muller, President, and Steven White, Assistant Secretary of Mandalay Capital Corp., a Nevada corporation (the "Corporation"), does hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of February, 1999, adopted a resolution to amend the original articles as follows:

         RESOLVED, ARTICLE ONE is hereby amended to read as follows:

         "The name of this corporation is:

                           SAVE THE WORLD AIR, INC."

         The number of shares of the corporation outstanding and entitled to vote or an amendment to the Articles of Incorporation is 10,030,000; that the said charter and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                        /s/ Jeffrey A. Muller
                                        -----------------------------
                                        Jeffrey A. Muller, President

                                        /s/ Steven White
                                        -----------------------------
                                        Steven White, Assistant Secretary

State of New York
County of New York

         February 3, 1999, personally appeared before me, a Notary Public, Jeffrey A. Muller and Steven White, who acknowledged that they executed the above instrument.

                                        /s/ William S. Rosenstadt
                                        ------------------------------
                                        (Signature of Notary)

                                   William S. Rosenstadt notary stamp here


                                STATE OF NEVADA
                               Secretary of State

                          I hereby certify that this is a
                          true and complete copy of
                          the document as filed in this
                          office.

                                   FEB 12 '99

                                /s/ Dean Heller
                                  DEAN HELLER
                               Secretary of State
                                 By: D. Farmer